Exhibit 10.07.02.05

ASSIGNMENT AND ASSUMPTION OF ASSET PURCHASE AGREEMENT

This Assignment and Assumption of Asset Purchase Agreement (“Assignment and Assumption”), dated as of July 29, 2016, is entered into by and between Caron Broadcasting, Inc., an Ohio corporation (“Assignor”) and South Texas Broadcasting, Inc., a Texas corporation (“Assignee”) and is made pursuant to Section 19 of the Purchase Agreement (hereinafter defined).

WHEREAS, Delmarva Educational Association, a Florida nonprofit corporation (“Seller”) and Pennsylvania Media Associates, Inc. (“PMA”) entered into an Asset Purchase Agreement, dated as of May 18, 2016 (the “Purchase Agreement”), pursuant to which, among other things, Seller and Assignor agreed that Seller will sell and Assignor will acquire certain assets relating to the radio broadcast FM translator construction permit W222BT, permitted to Palm Coast, FL, (FCC Facility ID 142973) upon the terms and conditions set forth therein.

WHEREAS, PMA and Assignor entered into an Assignment and Assumption of Asset Purchase Agreement (“First Assignment”) dated as of July 27, 2016, pursuant to which PMA’s rights, title and interest in and to the Purchase Agreement were assigned to Assignor.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Purchase Agreement and this Assignment and Assumption, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby covenant and agree as follows:

1.          Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s right, title, and interest in and to the Purchase Agreement.

2.          Assignee hereby assumes and undertakes to pay, to satisfy, and to discharge the liabilities, obligations, and commitments of Assignor under the Purchase Agreement from the date hereof.

3.          This Assignment and Assumption is intended to effect an assignment to a wholly owned subsidiary of Assignor in connection with the consummation of the transactions contemplated by the Purchase Agreement, as permitted by Section 19 thereof, and is made without representation and warranty except as provided in and by the Purchase Agreement. This Assignment and Assumption is in all respects subject to the provisions of the Purchase Agreement and is not intended in any way to supersede, to limit, or to qualify any provision of the Purchase Agreement.

4.          Each of Assignor and, by its acceptance hereof, Assignee covenants and agrees to execute such further documents and instruments and to take such additional actions as may reasonably be requested by Assignee or Assignor, as the case may be, to vest in Assignee any and all of the assets, liabilities, obligations, and commitments being transferred hereby and otherwise to effectuate the intent of this Assignment and Assumption.

5.          Unless otherwise defined herein, all capitalized terms used herein have the meanings ascribed to them in the Purchase Agreement.

6.          This Assignment and Assumption may be signed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed and delivered effective as of the date first written above.

CARON BROADCASTING, INC.

By	/s/ Christopher J. Henderson
Christopher J. Henderson
Sr. Vice President and Secretary

SOUTH TEXAS BROADCASTING, INC.

By	/s/ Christopher J. Henderson
Christopher J. Henderson
Sr. Vice President and Secretary

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